UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011 rue21, inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34536	25-1311645
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Commonwealth Drive Warrendale, Pennsylvania		15086
(Address of principal executive offices)		(Zip Code)

(724) 776-9780

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) On July 8, 2011, rue21, inc. (the “Company”) entered into a Lease (the “New Lease”) with the West Virginia Economic Development Authority (“Landlord”) in order to expand its distribution center facility located in Weirton, West Virginia (the “DC Facility”). The Company currently leases the DC Facility under that certain Lease Agreement, by and between Landlord and the Company, dated as of June 28, 1999 (the “Original Lease”), as amended.

The premises leased pursuant to the Original Lease consisted of an existing building containing approximately 189,600 rentable square feet of space (the “Existing Building”) located at Three Springs Industrial and Business Park in Weirton, West Virginia. The premises under the New Lease consist of both the Existing Building and an addition to be built containing approximately 185,000 square feet of space (the “Expansion Building”).

The initial term of the New Lease will begin on the date the Expansion Building is completed and delivered to the Company, which is expected to occur on or about January 25, 2012, and continue for fifteen (15) years (the “Initial Term”). The Company has two (2) options to extend the term of the New Lease, each for an additional period of five (5) years, with the first extension term commencing, if at all, immediately following the expiration of the Initial Term, and the second extension term commencing, if at all, immediately following the expiration of the first extension term. If the Company exercises its options to extend the New Lease, the base rent shall be increased by an amount of three (3%) percent over the prior term for the applicable extension period.

Upon delivery of the Expansion Building and commencement of the Initial Term, the Original Lease will terminate. If the Expansion Building is not delivered on or before May 1, 2012, the Company will have the right to either cancel the New Lease or defer the effective date of the New Lease from month to month.

During the Initial Term, the Company’s base rent shall be $1,400,000 a year, payable in monthly installments of $116,666.67, plus adjustments of $6.60 per month for each $1,000 of the purchase price of the Expansion Building exceeding $8,100,000. During the Initial Term, the minimum expected aggregate base rent is expected to be approximately $21 million. The Company is also required to pay certain taxes, utilities, insurance premiums and operating expenses, as further set forth in the New Lease. Upon a default by the Company, Landlord may exercise certain standard remedies, including repossession, re-letting the DC Facility to another party, and acceleration of base rent payments (less fair market rental value of premises for the then-remaining term of the New Lease), as set forth in Section 19.3 of the New Lease.

The base rent may also be adjusted if the Expansion Building’s construction does not meet certain milestones by November 10, 2011 (the “Tenant Entry Date”). If the Expansion Building does not meet these milestones, which include: (i) the walls and roof of the Expansion Building being fully erect and watertight; (ii) all exterior doors installed and capable of being secured; and (iii) 20,000 square feet of the Expansion Building completed for temporary tenant entry (including full light and sprinkler services), by the Tenant Entry Date, the Company’s first monthly base rent payment will be reduced by $2,000 per day for each day after the Tenant Entry Date that the milestones are not achieved. If the milestones are achieved prior to the Tenant Entry Date, the Company’s first monthly base rent payment will be increased by $2,000 per day for each day. Concurrent with delivery of the Expansion Building, Landlord and Company shall execute a memorandum expressly confirming the Initial Term, the final base rent inclusive of all adjustments and reductions and the delivery of the Expansion Building.

The foregoing summary is qualified in its entirety by reference to the text of the New Lease, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

(a) On June 28, 1999, the Company and Landlord entered into the Original Lease pursuant to which the Company leases the Existing Building from the Landlord. The Original Lease was amended by that certain First Amendment to Lease dated as of April 1, 2002, by and between Landlord and the Company (the “First Amendment”). The Original Lease has an initial term of twelve (12) years, subject to renewal for two successive five (5) year periods at the Company’s option. The current annual rent for the Existing Building is a base rent of $796,320 plus certain taxes, utilities, insurance premiums and operating expenses, as further set forth in the Original Lease.

On July 8, 2011, the Company entered into the New Lease with the Landlord for the DC Facility. The premises under the New Lease consist of both the Existing Building and the Expansion Building. Upon delivery of the Expansion Building and commencement of the Initial Term, the Original Lease will terminate.

The foregoing summary is qualified in its entirety by reference to the text of the Original Lease, a copy of which is attached as Exhibit 10.8 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 13, 2009 (File No. 333-161850) (the “Registration Statement”), as amended by the First Amendment, a copy of which is attached as Exhibit 10.8.1 to the Registration Statement, each of which is hereby incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)	The information contained in Item 1.01 above is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) 10.1 Lease by and between West Virginia Economic Development Authority, as Landlord, and rue21, inc. as Tenant, dated July 8, 2011.

10.2	Lease Agreement, dated June 28, 1999, by and between West Virginia Economic Development Authority, as Landlord, and Pennsylvania Fashions, Inc., as tenant (and predecessor to rue21, inc.), incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Registrant’s Form S-1 (File No. 333-161850) filed on October 13, 2009.

10.3	First Amendment to Lease, dated April 1, 2002, by and between West Virginia Economic Development Authority, as Landlord, and Pennsylvania Fashions, Inc., as tenant (and predecessor to rue21, inc.), incorporated by reference to Exhibit 10.8.1 to Amendment No. 1 to the Registrant’s Form S-1 (File No. 333-161850) filed on October 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rue21, inc.

By:	/s/ Stacy Siegal
Stacy Siegal
Vice President and General Counsel

July 14, 2011